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                                                       Exhibit 5.1


                         [LATHAM & WATKINS LETTERHEAD]

                                  May 16, 2002



Ocular Sciences, Inc.
1855 Gateway Boulevard, Suite 700
Concord, California  94520

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 300,000 shares (the "Shares") of common stock, par value $0.001 per share, of Ocular Sciences, Inc. (the "Company") that may become issuable under the Company's Amended and Restated 1997 Directors Stock Option Plan, as amended (the "Plan"), by the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, you have requested our opinion with respect to the matters set forth below.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and, upon the issuance, delivery and payment therefor in the manner contemplated by the Plan and the Registration Statement, and assuming the Company completes

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LATHAM & WATKINS
May 16, 2002
Page 2


all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                              /s/ Latham & Watkins